Exhibit 99.2

Motorola Solutions Announces New Board of Directors Effective Jan. 4

Schaumburg, Ill., Dec. 1, 2010 — On Jan. 4, 2011, Motorola, Inc. (NYSE: MOT — News) will change its name to Motorola Solutions, Inc., will begin trading on the New York Stock Exchange under the ticker symbol “MSI,” and will have the following board members:

•                  Gregory Q. Brown, director and president & CEO

•                  David W. Dorman, non-executive chairman

•                  William J. Bratton, named director

•                  General Michael V. Hayden, named director

•                  Vincent J. Intrieri, named director

•                  Judy C. Lewent, named director

•                  Samuel C. Scott III, director

•                  Douglas A. Warner III, director

•                  John A. White, director

Today we are also announcing that the Motorola Solution board of directors plans to elect Greg Brown to the additional role of chairman of Motorola Solutions effective in May 2011 and Dave Dorman will transition into the role of lead independent director.

“I want to thank all members of the Motorola board for their service over the years,” Brown said, “and I am pleased about our new board for Motorola Solutions. Additionally, I would like to welcome new members Bill Bratton, General Michael Hayden, Vince Intrieri and Judy Lewent. I look forward to working with them in building and growing our new company.”

About Motorola

Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to mobile and wireline digital communication devices that provide compelling experiences, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

About Motorola Solutions

Motorola Solutions is a leading provider of business- and mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions will begin trading on the New York

Stock Exchange under the ticker “MSI” on Jan. 4, 2011. For ongoing news, please visit our media center or subscribe to our news feed.

Precautionary Statements Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  Such forward-looking statements include, but are not limited to statements about the separation of the Company into two independent, publicly-traded companies.  Many of these risks and uncertainties are based on factors that cannot be controlled by Motorola and include, but are not limited to (1) market conditions in general and those applicable to the distribution and reverse stock split; (2) factors affecting the expected timeline for completing our separation into two public companies; (3) the effect our separation and the reverse stock split may have on Motorola’s stock price; (4) the risk that the anticipated benefits from the distribution and reverse stock split may not be fully realized or may take longer to realize than expected; (5) tax and regulatory matters; (6) changes in economic, competitive, strategic, technological, regulatory or other factors that effect the operation of Motorola’s businesses.  A detailed description of other risks and uncertainties affecting Motorola, is contained in Item 1A of Motorola’s 2009 Annual Report on Form 10-K, in Item 1A of Motorola Mobility’s Form 10, in Item 1A of Motorola’s Quarterly Reports on Form 10-Q, and in its other filings with the Securities and Exchange Commission (SEC). These filings are available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Media contact:

Nicholas Sweers

Office: +1 847-576-2462

nicholas.sweers@motorolasolutions.com

Motorola Solutions Global Communications

Investor contact:

Dean Lindroth

Office: + 1 847-576-6899

dean.lindroth@motorola.com

Motorola, Inc. Investor Relations

Greg Brown is co-chief executive officer of Motorola and president and chief executive officer of Motorola Solutions. Brown joined Motorola in 2003 and was elected to the company’s board of directors in 2007. He became president and CEO of Motorola in January 2008. Since that time, he has served as CEO or co-CEO of Motorola.

Brown served as president and chief operating officer beginning in March 2007. Previously, he headed four different businesses at Motorola, including the government and public safety, networks, enterprise and automotive businesses. Brown also led the $3.9 billion acquisition of Symbol Technologies, the second largest transaction in Motorola’s history and an important strategic move to strengthen Motorola’s Enterprise Mobility business. Prior to joining Motorola, he was chairman and CEO of Micromuse Inc., a publicly traded network management software company. Before that, he was president of Ameritech Custom Business Services and Ameritech New Media Inc. Prior to joining Ameritech in 1987, Brown held a variety of sales and marketing positions with AT&T. In addition to his responsibilities at Motorola, Brown is an active member of the civic and business communities. In 2004, he was appointed by the White House to serve on the National Security Telecommunications Advisory Committee (NSTAC), and continues to be a member today. He is a member of the Business Council, Business Roundtable, Technology CEO Council, Commercial Club of Chicago and the Northwestern Memorial Hospital board. He is also on the executive committee of the US-China Business Council (USCBC) and is a member of the U.S.-Brazil CEO Forum. Brown earned a bachelor’s degree in economics from Rutgers University and is a member of the Rutgers University board of trustees and board of overseers.

Bill Bratton was appointed chairman of Kroll, a business of Altegrity, Inc. in September 2010 following Altegrity’s acquisition of Kroll. Kroll is the world’s leading risk consulting company. Bratton joined Altegrity in November 2009 as chairman of Altegrity Risk International where he consulted on security for criminal justice agencies worldwide. Prior to joining Altegrity, Bratton served as chief of the Los Angeles Police Department (LAPD) from October 2002 to October 2009. From 1994 to 1996, he served as commissioner of the New York City Police Department. Prior to the NYPD appointment, Bratton served as head of a number of other police agencies including commissioner of the Boston Police Department, chief of police of the New York City Transit Police Department, superintendent of the Massachusetts Metropolitan District Commission of Police and chief of police for the Massachusetts Bay Transportation Authority. From 1996 until his appointment as LAPD chief, Bratton worked in the private sector and, in 1999, formed the Bratton Group, LLC, which consulted extensively in the United States and Latin America on policing, public safety and rule-of-law initiatives. During this period Bratton also served as senior consultant to Kroll’s Public Services Safety Group and Crisis and Consulting Management Group. A frequent lecturer, writer and commentator in the fields of security, counterterrorism, law enforcement and rule-of-law systems, Bratton is vice chairman of the Homeland Security Advisory Council. He holds a bachelor’s degree in law enforcement from Boston State College/University of Massachusetts, and is a graduate of the Senior Executive Fellows Program at Harvard’s John F. Kennedy School of Goverment.

Dave Dorman is the non-executive chairman of the board for Motorola. Previously he was a managing director and senior adviser with Warburg Pincus, a global leader in private equity. He was chairman and CEO of AT&T, a provider of Internet- and transaction-based voice and data services, from November 2002 until the completion of the AT&T Corp. and SBC Communications merger in November 2005. Dorman joined AT&T as president in December 2000. He began his career in the telecommunications industry at Sprint Corp. in 1981. Dorman serves on the boards of CVS Caremark Corporation, YUM! Brands, Inc. and the Georgia Tech Foundation. In addition, Dorman previously served on the board of Scientific Atlanta. He received a bachelor’s degree in industrial management with high honors from the Georgia Institute of Technology.

General Michael Hayden is a retired United States Air Force four-star general who entered active duty in the U.S. Air Force in 1969 and retired in July 2008. He served as director of the Central Intelligence Agency from May 2006 until his retirement from federal service in February 2009. From May 2005 to May 2006, Gen. Hayden served as principal deputy director of National Intelligence. He also was director of the National Security Agency from 1999 to 2005. Gen. Hayden currently is principal at Chertoff Group, a security consultancy. He also serves on the board of Alion Science and Technology and serves as a distinguished visiting professor at George Mason University School of Public Policy. Gen. Hayden received both a bachelor’s degree in history and a master’s degree in modern American history from Duquesne University. He is a graduate of the Air Force ROTC program.

Vincent J. Intrieri is a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company. Since November 2004, Mr. Intrieri also has served as senior managing director of Icahn Capital LP, the entity through which Carl C. Icahn manages third-party private investment funds. Since January 2005, Mr. Intrieri has been senior managing director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities. From April 2005 through September 2008, he served as president and chief executive officer of Philip Services Corporation, a metal recycling and industrial series company. Mr. Intrieri is a director of American Railcar Industries, Inc. (ARI) and served as ARI’s senior vice president, treasurer and secretary from March 2005 to December 2005. He is chairman and a director of PSC Metals, Inc., chairman of Viskase Companies, Inc. and a director of WestPoint International, Inc., Federal-Mogul Corporation and XO Holdings, Inc. Mr. Intrieri is a certified public accountant and received a bachelor’s degree in accounting from The Pennsylvania State University.

Judy Lewent was chief financial officer of Merck & Co., Inc., a pharmaceutical company, from 1990 until her retirement in September 2007. She was also executive vice president of Merck from February 2001 through her retirement and had additional responsibilities as president, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Lewent is a director of Dell Inc. and Thermo Fisher Scientific, Inc. She served on Motorola’s board of directors from 1995 to May 2010. She is a trustee of the Rockefeller Family Trust, is a life member of the Massachusetts Institute of Technology Corporation, and is a member of the American Academy of Arts and Sciences. Lewent received a bachelor’s degree from Goucher College and a master’s degree from the MIT Sloan School of Management.

Sam Scott was chairman, president and CEO of Corn Products International, a corn refining business, from 1997 until his retirement in May 2009. Scott serves on the board of directors of Bank of New York Mellon, Abbott Laboratories and the Chicago Council on Global Affairs. He also serves on the board of Northwestern Memorial HealthCare and as chairman of Chicago Sister Cities. Scott received a bachelor’s degree in engineering and a master’s degree in business administration from Fairleigh Dickinson University.

Sandy Warner was chairman of the board and co-chairman of the executive committee of J.P. Morgan Chase & Co., an international commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 to 2000, he was chairman of the board, president and CEO of J.P. Morgan & Co. He is a director of General Electric Company, chairman of the board of managers and the board of overseers of Memorial Sloan-Kettering Cancer Center, chairman of the Yale Investment Committee and a trustee of Yale University. In addition, Warner previously served on the board of Anheuser-Busch Companies, Inc. Warner received a bachelor’s degree from Yale University.

Dr. John White is a distinguished professor of industrial engineering at the University of Arkansas. Previously, he was chancellor of the University of Arkansas from 1997 until he retired in June 2008. Dr. White served as dean of engineering at Georgia Institute of Technology from 1991 to early 1997, having been a member of the faculty since 1975. He is also a director of J.B. Hunt Transport Services, Inc. In the last five years, Dr. White previously served on the boards of Logility, Inc. and Russell Corp. A member of the National Academy of Engineering, Dr. White received a bachelor’s degree in industrial engineering from the University of Arkansas, a master’s degree in industrial engineering from Virginia Polytechnic Institute and State University and a doctorate of philosophy degree from The Ohio State University.